Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Appoints Josef Matosevic as President and CEO

Matosevic also appointed to Helios’s Board of Directors

SARASOTA, FL—May 15, 2020 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, announced today that the Board of Directors has appointed Josef Matosevic as the Company’s next President and Chief Executive Officer, effective June 9, 2020.  He was also appointed to the Helios Board of Directors, effective on the same date.

Mr. Matosevic succeeds Tricia Fulton, Helios’s Interim President and CEO, who replaced Wolfgang H. Dangel when he separated from Helios in April.  Ms. Fulton retains her position as Helios’s Chief Financial Officer, a position she held in addition to the Interim President and CEO responsibilities.  Also, Philippe Lemaitre will return to his role as Chairman of the Board of Helios effective June 9, after having served as Executive Chairman on an interim basis during the transition period.

“We are pleased to welcome Josef to lead Helios,” said Mr. Lemaitre.  “He emerged as our clear choice, following a comprehensive and independent search process.  We believe that his leadership style and cultural fit, as well as his proven ability to grow businesses, focus on customers, and develop talent are key attributes for Helios’s continued success.  We expect his diverse global experience, technological vision, and history of operational excellence, including Lean Six Sigma, will make him a strong leader for the execution of our Vision 2025 strategy.  Further, his proven foresight will complement the strengths of the existing team in the evolution of our future strategy beyond 2025.  We are pleased that we were able to attract such an outstanding candidate and believe it is a testament to the strength and potential of the global Helios organization.”

Mr. Lemaitre continued, “We also thank Tricia for very effectively serving as Interim CEO, especially during these very challenging and unprecedented times.  She did an excellent job seamlessly leading the organization over the past couple of months, applying her broad and extensive experience to ensure a smooth transition.  I also want to thank the extended leadership team and all of the hard-working and dedicated employees throughout the globe who contribute daily to the success of the organization.”

“It is an honor to be selected as Helios’s next President and CEO,” commented Mr. Matosevic.  “The Company has a rich history of industry leadership and I am excited to lead the team on its path to achieving Vison 2025, while striving to exceed the expectations of our global stakeholders.  I believe that the combination of our strong portfolio, talented and experienced management team, and the Vision 2025 strategy serve as a solid foundation for ongoing success.”

Josef Matosevic brings over 26 years of global business experience to Helios, with skills and focus on commercial sales, M&A, strategic operating systems, Lean Six Sigma practices, automation, and supply chain development.  He has lived, worked and traveled around the globe, developing specialties and business perspectives in the U.S., China, India, South America, Mexico, Japan, and Western, Eastern, and Central Europe.  Mr. Matosevic most recently served as the Executive Vice President and Chief Operating Officer of Welbilt, Inc. (formerly Manitowoc Foodservice) (NYSE: WBT), a global manufacturer of

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Helios Technologies Appoints Josef Matosevic as President and CEO

May 15, 2020

commercial foodservice equipment, since August 2015, as well as Interim President and CEO during a transition period in 2018.  Prior to that, he served as Senior Vice President/Executive Vice President of Global Operational Excellence/Supply Chain for The Manitowoc Company, Inc. (NYSE: MTW), a capital goods manufacturer, from 2012 to 2015.

Prior to joining Manitowoc, Mr. Matosevic served in various executive positions with Oshkosh Corporation (NYSE: OSK), a designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies from 2008 to 2012, including as its Executive Vice President, Global Operations from 2010 to 2012.  With Wynnchurch Capital/Android Industries from 1998 to 2008, he served as Chief Operating Officer from 2007 to 2008 and Vice President of Global Operations from 2005 to 2007.  Mr. Matosevic holds a bachelor’s degree in mechanical engineering and materials science from Bayerische Julius-Maximilian’s Universität in Würzburg, Germany.

About Helios Technologies

Helios Technologies is a global industrial technology leader that develops and manufactures hydraulic and electronic control solutions for diverse markets.  The Company operates in two business segments, Hydraulics and Electronics.  The Hydraulics segment markets and sells products globally under the brands of Sun Hydraulics in relation to cartridge valve technology, Custom Fluidpower with regard to hydraulic system design and Faster in connection with quick release coupling solutions.  Global Electronics brands include Enovation Controls and Murphy for fully-tailored solutions with a broad range of rugged and reliable instruments such as displays, controls and instrumentation products. Helios Technologies and information about its associated companies is available online at www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s ongoing management transition, (ii) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; and (iii) trends affecting the Company’s financial condition or results of operations. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) disruptions or uncertainties caused by our ongoing management transition, (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (iv) new

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Helios Technologies Appoints Josef Matosevic as President and CEO

May 15, 2020

product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2019 and Part II, Item 1A. “Risk Factors” in the Company’s Form 10-Q for the quarter ended March 28, 2020.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

For more information:

Karen L. Howard / Christopher M. Gordon
Kei Advisors LLC
(716) 843-3942 / (716) 843-3874
khoward@keiadvisors.com / cgordon@keiadvisors.com

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